Exhibit 99.1

April 23, 2015
Dow Reports First Quarter Results
Earnings Per Share Increase to $1.18 or $0.84 on an Operating Basis;
Delivers Record First Quarter Cash from Operations;
EBITDA Margins Expand to Highest Levels since 2005 despite Significant Macroeconomic Volatility;
Marks the Tenth Consecutive Quarter of Year-Over-Year Operating EPS, EBITDA and EBITDA Margin Expansion;
Returns $977 Million to Shareholders through Declared Dividends and Repurchases

First Quarter 2015 Highlights

•	Dow reported earnings per share of $1.18 or operating earnings of $0.84(1) per share. This compares with earnings of $0.79 per share on both a reported and an operating basis in the year-ago period.

•
EBITDA(2) for the quarter was $3.1 billion. Operating EBITDA(3) was $2.4 billion, with gains reported in Consumer Solutions, Infrastructure Solutions, Performance Materials & Chemicals, as well as Performance Plastics. Operating EBITDA increases were led by Consumer Solutions and Infrastructure Solutions (both up 10 percent).

•
Operating EBITDA margin(4) expanded to the highest levels since 2005, up 284 basis points versus the year-ago period, with increases across most operating segments. Margin expansion was driven by high-value, differentiated products in Performance Plastics (up 558 basis points), Infrastructure Solutions (up 297 basis points) and Consumer Solutions (up 269 basis points).

•
Sales were $12.4 billion, down 14 percent driven primarily by price declines, due to changes in crude oil values and currency devaluations versus the dollar. Demand for Dow products grew across all geographic regions(5). Volume increased in Performance Plastics (up 6 percent), and Performance Materials & Chemicals and Consumer Solutions (both up 5 percent). Overall, growth was led by emerging geographies (up 5 percent), with particular strength in Greater China (up 10 percent).

•	Operating cash flow was $1.2 billion - a first quarter record and an increase of more than $660 million versus the same quarter last year.

•
Dow announced the signing of a definitive agreement to divest a substantial portion of its chlorine value chain through a transaction with Olin Corporation for a tax-efficient consideration of $5 billion, and taxable equivalent value of $8 billion(6) - equivalent to a 12.5x EBITDA multiple.

•	Additional, ongoing portfolio management in the quarter included the sale of the ANGUS Chemical Company and Sodium Borohydride businesses, generating $688 million in pre-tax gains.

•	Dow continued to drive shareholder remuneration actions, returning $977 million to shareholders in the quarter through declared dividends and repurchases.

(1)
Operating earnings per share is defined as earnings per share excluding the impact of “Certain Items.” See Supplemental Information at the end of the release for a description of these items, as well as a reconciliation of adjusted earnings per share to “Earnings per common share - diluted.”

(2)
EBITDA is defined as earnings (i.e., “Net Income”) before interest, income taxes, depreciation and amortization. A reconciliation of EBITDA to "Net Income Available for The Dow Chemical Company Common Stockholders" is provided following the Operating Segments table.

(3)	Operating EBITDA is defined as EBITDA excluding the impact of “Certain Items.”

(4)	Operating EBITDA margin is defined as EBITDA excluding the impact of Certain Items as a percentage of reported sales.

(5)	Excluding Hydrocarbons & Energy businesses and divestitures

(6)	Assumes a 37 percent tax rate

Comment
Andrew N. Liveris, Dow’s chairman and chief executive officer, stated:

“Dow delivered a tenth consecutive quarter of operating earnings and margin growth with the full impact of an integrated, diversified portfolio on display. Demand for our high-margin, technology-driven businesses, coupled with our low-cost integration delivered margin expansion. This performance underscores the power of our portfolio to deliver in the face of significant macroeconomic pressures, with issues like oil price declines and currency volatility, plus weather impacts in agriculture, all overcome in the quarter. Our targeted market participation strategy, together with the strength of our integrated portfolio, has created a company with higher and even more predictable earnings.

“The actions that we have taken to build a shareholder-centric foundation are fundamentally transforming Dow into the premiere company in the chemicals, materials and agricultural sectors. Our ongoing execution against the commitments we have made is demonstrated by the return of an additional $977 million to shareholders during the quarter and our announced divestiture transactions, which we expect to exceed $11 billion - well ahead of our stated target of $7 billion to $8.5 billion.”

	Three Months Ended
In millions, except per share amounts	Mar 31, 2015	Mar 31, 2014
Net Sales	$12,370	$14,461
Adjusted Sales(7)	$12,370	$14,394

Net Income Available for Common Stockholders	$1,393	$964
Net Income Available for Common Stockholders, Excluding Certain Items	$974	$964

Earnings per Common Share - Diluted	$1.18	$0.79
Operating Earnings per Share	$0.84	$0.79
(7) “Adjusted Sales” is “Net Sales” adjusted for prior period divestitures.

Review of First Quarter Results
The Dow Chemical Company (NYSE: DOW) reported earnings per share of $1.18 or operating earnings of $0.84 per share. This compares with earnings of $0.79 per share on both a reported and an operating basis in the year-ago period.
EBITDA for the quarter was $3.1 billion. Operating EBITDA was $2.4 billion, with gains reported in Consumer Solutions, Infrastructure Solutions, Performance Materials & Chemicals, as well as Performance Plastics. Operating EBITDA increases were led by Consumer Solutions and Infrastructure Solutions (both up 10 percent).
Operating EBITDA margin expanded to the highest levels since 2005, up 284 basis points versus the year-ago period, with increases across most operating segments. Margin expansion was driven by high-value, differentiated products in Performance Plastics (up 558 basis points), Infrastructure Solutions (up 297 basis points) and Consumer Solutions (up 269 basis points).
Sales were $12.4 billion. Demand for Dow products grew across all geographic regions (excluding Hydrocarbons & Energy businesses and divestitures). Volume increased in Performance Plastics (up 6 percent), and Performance Materials & Chemicals and Consumer Solutions (both up 5 percent). Overall, growth was led by emerging geographies (up 5 percent), with particular strength in Greater China (up 10 percent). Price declined 12 percent on the same basis, driven by changes in crude oil values and currency devaluations versus the dollar.

Research and Development (R&D) expenses and Selling, General and Administrative (SG&A) expenses together decreased $35 million versus the year-ago period due primarily to targeted cost-savings initiatives, coupled with impacts related to currency.
Operating cash flow was $1.2 billion - a first quarter record and an increase of more than $660 million versus the same quarter last year.
Certain Items in the quarter included gains related to the divestitures of the ANGUS Chemical Company and Sodium Borohydride businesses, as well as pre-tax charges associated with the planned separation of a significant portion of the Company’s chlorine value chain. (See Supplemental Information at the end of the release for a description of Certain Items affecting results.)
Dow announced the signing of a definitive agreement to divest a significant portion of its chlorine value chain through a transaction with Olin Corporation for a tax-efficient consideration of $5 billion, and taxable equivalent value of $8 billion - equivalent to a 12.5x EBITDA multiple.
Additional, ongoing portfolio management in the quarter included the sale of the ANGUS Chemical Company and Sodium Borohydride businesses, for a total pre-tax gain of $688 million.
Dow continued to drive shareholder remuneration actions, returning $977 million to shareholders in the quarter through declared dividends and repurchases.

Agricultural Sciences
Agricultural Sciences reported sales of $1.9 billion, down 12 percent versus the year-ago period.
The segment reported EBITDA of $409 million, down 19 percent from $506 million in the year-ago period, primarily due to price and currency headwinds in most regions, as well as softer demand and a later start to the European season compared to the prior year.
Crop Protection sales decreased 11 percent from negative currency impact coupled with volume declines in Europe, Middle East, Africa and India (EMEAI) and the Americas, with current weather conditions resulting in a later start to the European season compared to the year-ago period.
Seeds sales decreased 14 percent in the quarter, as acreage switched from corn to soybeans in North America and Latin America. Higher crop yields and inventories coming into the planting season are resulting in lower crop commodity prices, which in turn, are leading to lower forecast planted acreage of corn across the Americas.

Consumer Solutions
Consumer Solutions reported first quarter sales of $1.1 billion. The segment achieved double-digit sales increases in North America, which were more than offset by lower sales in EMEAI and Asia Pacific.
EBITDA for the first quarter was a record $286 million for the segment - up 10 percent versus the year-ago period - reflecting a seventh consecutive quarter of year-over-year EBITDA increases and EBITDA margin expansion. Higher-than-GDP EBITDA growth reflects increased adoption of innovative and differentiated product offerings.
Dow Automotive Systems reported increased sales on continued growth of structural adhesives - with particular strength across North America and Asia Pacific. In Dow Electronic Materials, strong MSI(8) growth, coupled with continued sales gains from mobile device applications in Semiconductor Technologies, were more than offset by declines in Display Technologies, driven by lower sales in films and filters and OLED materials. Consumer Care delivered double-digit volume growth in North America on strong demand for pharmaceutical applications. These innovation-enabled increases were offset by unfavorable currency, primarily in EMEAI, resulting in lower sales.
Equity earnings for the segment were $20 million. This compares with $30 million in the year-ago period.
(8) Millions of Square Inches of silicone processed

Infrastructure Solutions
Infrastructure Solutions reported first quarter sales of $1.8 billion, with steady volume offset by lower pricing.
EBITDA for the segment was $295 million, up from $268 million in the year-ago period - resulting in a seventh consecutive quarter of year-over-year operating EBITDA growth and operating EBITDA margin expansion.
In Energy & Water Solutions, double-digit demand increases in reverse osmosis technologies were more than offset by volume declines in Microbial Control. In Dow Building & Construction, increased sales in North America were more than offset by currency and volume declines in Europe, where colder weather impacted results. Dow Coating Materials reported a decrease in sales, as volume gains were more than offset by price and currency headwinds. Challenging market conditions in the acrylics chain led to lower price performance in North America and EMEAI, driving sales declines for Performance Monomers.
Equity earnings were $76 million, up from $71 million in the same period last year.

Performance Materials & Chemicals
Performance Materials & Chemicals reported first quarter sales of $3.2 billion, down 8 percent (excluding divestitures) versus the year-ago period. Volume increases in all geographic areas were more than offset by price and currency declines.
Performance Materials & Chemicals achieved its fourth quarter in a row of year-over-year EBITDA growth and EBITDA margin expansion. The segment reported operating EBITDA of $535 million in the quarter, up 4 percent from $514 million in the same quarter last year, delivering profitable growth on solid market demand and margin improvements from productivity and lower costs. Strong volume growth in most polyurethane market sectors was offset by currency headwinds and price declines, leading to sales decreases. Despite strong volume in Industrial Solutions (excluding divestitures), the business reported sales declines - driven by lower prices, including an unfavorable currency impact in EMEAI. Epoxy benefited from continued productivity actions and improving demand, with margin expansion in midstream and downstream segments although sales were down, as lower prices more than offset volume gains. Sales in Chlor-Alkali and Vinyl were down on ethylene di-chloride price weakness and major turnarounds.
Equity earnings for the segment were $55 million, down from $91 million in the year-ago period.

Performance Plastics
Performance Plastics reported first quarter sales of $4.3 billion, down 23 percent versus the year-ago period, primarily due to declines in Hydrocarbons & Energy. Excluding Hydrocarbons & Energy, sales were down 11 percent versus the same quarter last year. On the same basis, double-digit volume increases in EMEAI and Latin America were more than offset by global price declines.
Performance Plastics achieved its eleventh consecutive quarter of year-over-year operating EBITDA growth and EBITDA margin expansion. EBITDA for the segment was $985 million, up 2 percent from $966 million in the same quarter last year, delivering profitable growth as the Company’s differentiation and integrated geographic footprint drove margin expansion.
Dow Packaging and Specialty Plastics had strong volume growth year-over-year in higher value markets such as food and specialty packaging and hygiene and medical, although gains were more than offset by the unfavorable impact of price and currency. Continued market growth in the transportation, consumer durables and infrastructure markets for Dow Elastomers, coupled with firmer pricing, was more than offset by currency headwinds. Hydrocarbons & Energy sales were down due to continued weak conditions in global oil and gas markets.
Equity earnings for the segment were $23 million, down from $68 million in the year-ago period.

Outlook

Commenting on the Company’s outlook, Liveris said:
“Looking ahead, we expect geopolitical and economic uncertainty throughout 2015, although the oil market is projected to be more favorable behind growing global demand in the coming quarters. In this environment, we will continue to execute against our growth commitments, demonstrated by our investment in bringing 5,000 new products to market in the last twelve months - with a similar amount planned for the next twelve months. In addition, our large Saudi Arabia and U.S. Gulf Coast projects will begin starting up later this year. Collectively these investments set Dow apart by further strengthening our portfolio through economic cycles and fortifying our long-term growth trajectory.
“With our recently announced portfolio moves, we are confident that we have the right business model to navigate fast-moving market dynamics, with the right amount of integration, and the right amount of diversification. We have struck the right balance in creating a company that is consistently growing the bottom line under these challenging economic conditions. We continue to advance our growth investments in science-based, sustainable solutions that enable our customers’ growth while continuing to allow Dow to increasingly reward our shareholders.”

Dow will host a live webcast of its first quarter earnings conference call with investors to discuss its results, business outlook and other matters today at 9:00 a.m. ET on www.dow.com

About Dow
Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from the intersection of chemical, physical and biological sciences to help address many of the world's most challenging problems such as the need for clean water, clean energy generation and conservation, and increasing agricultural productivity. Dow's integrated, market-driven, industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 180 countries and in high-growth sectors such as packaging, electronics, water, coatings and agriculture. In 2014, Dow had annual sales of more than $58 billion and employed approximately 53,000 people worldwide. The Company's more than 6,000 product families are manufactured at 201 sites in 35 countries across the globe. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Use of non-GAAP measures: Dow’s management believes that measures of income excluding certain items (“non-GAAP” measures) provide relevant and meaningful information to investors about the ongoing operating results of the Company. Such measurements are not recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP measures are provided in the Supplemental Information tables.

Note: The forward looking statements contained in this document involve risks and uncertainties that may affect Dow’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that Dow’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward‑looking statements should circumstances change, except as otherwise required by securities and other applicable laws.This document also contains statements about Dow’s agreement to separate a substantial portion of its chlor-alkali and downstream derivatives business, distribute the business to Dow shareholders and then merge it with a subsidiary of Olin Corporation (the “Transaction”). Many factors could cause actual results to differ materially from these forward-looking statements with respect to the Transaction, including risks relating to the completion of the transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, Olin’s ability to integrate the business successfully and to achieve anticipated synergies, and the risk that disruptions from the Transaction will harm Dow’s or Olin’s business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or Olin’s consolidated financial condition, results of operations or liquidity. Dow does not assume any obligation to provide revisions to any forward looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Important Notices and Additional Information
In connection with the proposed transaction, Blue Cube Spinco Inc. (“Spinco”) will file a registration statement on Form S-4/S-1 containing a prospectus and Olin will file a proxy statement on Schedule 14A and a registration statement on Form S-4 containing a prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the prospectuses and proxy statement (when available) and other documents filed by Dow, Spinco and Olin with the SEC at the SEC's web site at http://www.sec.gov. Free copies of these documents, once available, and each of the companies’ other filings with the SEC may also be obtained from the respective companies by directing a written request to Olin at 190 Carondelet Plaza, Clayton, MO 63105. Attention: Investor Relations or Dow or Spinco at The Dow Chemical Company, 2030 Dow Center, Midland, Michigan 48674, Attention: Investor Relations.

This communication is not a solicitation of a proxy from any investor or security holder. However, Olin, Dow, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from shareholders of Olin in respect of the proposed transaction under the rules of the SEC. Information regarding Olin’s directors and executive officers is available in Olin’s 2014 Annual Report on Form 10-K filed with the SEC on February 25, 2015, and in its definitive proxy statement for its annual meeting of shareholders filed March 4, 2015. Information regarding Dow’s directors and executive officers is available in Dow’s Annual Report on Form 10-K filed with the SEC on February 13, 2015, and in its definitive proxy statement for its annual meeting of shareholders, filed March 27, 2015, and a supplement to the proxy statement filed March 31, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statements, prospectuses and proxy statement and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Financial Statements (Note A)
The Dow Chemical Company and Subsidiaries
Consolidated Statements of Income

	Three Months Ended
In millions, except per share amounts (Unaudited)	Mar 31, 2015	Mar 31, 2014
Net Sales	$12,370	$14,461
Cost of sales	9,535	11,733
Research and development expenses	383	391
Selling, general and administrative expenses	752	779
Amortization of intangibles	102	114
Equity in earnings of nonconsolidated affiliates	168	251
Sundry income (expense) - net (Note B)	663	29
Interest income	17	13
Interest expense and amortization of debt discount	241	246
Income Before Income Taxes	2,205	1,491
Provision for income taxes	686	425
Net Income	1,519	1,066
Net income attributable to noncontrolling interests	41	17
Net Income Attributable to The Dow Chemical Company	1,478	1,049
Preferred stock dividends	85	85
Net Income Available for The Dow Chemical Company Common Stockholders	$1,393	$964

Per Common Share Data:
Earnings per common share - basic	$1.22	$0.80
Earnings per common share - diluted (Note C)	$1.18	$0.79

Dividends declared per share of common stock	$0.42	$0.37
Weighted-average common shares outstanding - basic	1,135.7	1,190.6
Weighted-average common shares outstanding - diluted (Note C)	1,246.7	1,207.7

Depreciation	$486	$517
Capital Expenditures	$903	$672
Notes to the Consolidated Financial Statements:

Note A: The unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.

Note B: In the first quarter of 2015, the Company recognized a pretax gain of $670 million related to the divestiture of ANGUS Chemical Company ("ANGUS") and a pretax gain of $18 million (after-tax loss of $9 million) related to the divestiture of the Sodium Borohydride business. The Company also recognized a pretax charge of $26 million in the first quarter of 2015 for nonrecurring transaction costs associated with the planned separation of a significant portion of the Company’s chlorine value chain, consisting primarily of financial and professional advisory fees, legal fees and information systems infrastructure costs.

Note C: "Earnings per common share - diluted" for the three-month period ended March 31, 2015 assumes the conversion of the Company's Cumulative Convertible Perpetual Preferred Stock, Series A into potential shares of the Company's common stock due to the net income reported for the three-month period, which includes the after-tax gain on the divestiture of ANGUS. In accordance with U.S. GAAP, "Weighted-average common shares outstanding - diluted" increased by 96.8 million shares and "Net Income Attributable to The Dow Chemical Company" was used in the calculation of "Earning per common share - diluted" for the three-month period ended March 31, 2015. See Supplemental Information for further details.

The Dow Chemical Company and Subsidiaries
Consolidated Balance Sheets

In millions (Unaudited)	Mar 31, 2015	Dec 31, 2014
Assets
Current Assets
Cash and cash equivalents (variable interest entities restricted - 2015: $244; 2014: $190)	$6,288	$5,654
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables - 2015: $105; 2014: $110)	4,695	4,685
Other	4,044	4,687
Inventories	8,087	8,101
Deferred income tax assets - current	908	812
Other current assets	372	328
Total current assets	24,394	24,267
Investments
Investment in nonconsolidated affiliates	3,912	4,201
Other investments (investments carried at fair value - 2015: $1,980; 2014: $2,009)	2,400	2,439
Noncurrent receivables	550	620
Total investments	6,862	7,260
Property
Property	54,201	55,230
Less accumulated depreciation	36,135	37,179
Net property (variable interest entities restricted - 2015: $2,708; 2014: $2,726)	18,066	18,051
Other Assets
Goodwill	12,183	12,632
Other intangible assets (net of accumulated amortization - 2015: $3,757; 2014: $3,737)	3,618	3,768
Deferred income tax assets - noncurrent	1,996	2,135
Asbestos-related insurance receivables - noncurrent	54	62
Deferred charges and other assets	616	621
Total other assets	18,467	19,218
Total Assets	$67,789	$68,796
Liabilities and Equity
Current Liabilities
Notes payable	$482	$551
Long-term debt due within one year	1,440	394
Accounts payable:
Trade	4,417	4,481
Other	2,198	2,299
Income taxes payable	702	361
Deferred income tax liabilities - current	104	105
Dividends payable	562	563
Accrued and other current liabilities	2,482	2,839
Total current liabilities	12,387	11,593
Long-Term Debt (variable interest entities nonrecourse - 2015: $1,227; 2014: $1,229)	17,867	18,838
Other Noncurrent Liabilities
Deferred income tax liabilities - noncurrent	572	622
Pension and other postretirement benefits - noncurrent	9,863	10,459
Asbestos-related liabilities - noncurrent	425	438
Other noncurrent obligations	3,259	3,290
Total other noncurrent liabilities	14,119	14,809
Redeemable Noncontrolling Interest	202	202
Stockholders’ Equity
Preferred stock, series A	4,000	4,000
Common stock	3,107	3,107
Additional paid-in capital	4,792	4,846
Retained earnings	23,956	23,045
Accumulated other comprehensive loss	(8,840)	(8,017)
Unearned ESOP shares	(290)	(325)
Treasury stock at cost	(4,488)	(4,233)
The Dow Chemical Company’s stockholders’ equity	22,237	22,423
Non-redeemable noncontrolling interests	977	931
Total equity	23,214	23,354
Total Liabilities and Equity	$67,789	$68,796
See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries
Operating Segments

	Three Months Ended
In millions (Unaudited)	Mar 31, 2015	Mar 31, 2014
Sales by operating segment
Agricultural Sciences	$1,864	$2,119
Consumer Solutions	1,123	1,137
Infrastructure Solutions	1,828	2,035
Performance Materials & Chemicals	3,209	3,550
Performance Plastics	4,269	5,522
Corporate	77	98
Total	$12,370	$14,461
EBITDA (1) by operating segment
Agricultural Sciences	$409	$506
Consumer Solutions	286	259
Infrastructure Solutions	295	268
Performance Materials & Chemicals	1,223	514
Performance Plastics	985	966
Corporate	(135)	(117)
Total	$3,063	$2,396
Certain items (increasing) decreasing EBITDA by operating segment (2)
Agricultural Sciences	$—	$—
Consumer Solutions	—	—
Infrastructure Solutions	—	—
Performance Materials & Chemicals	688	—
Performance Plastics	—	—
Corporate	(26)	—
Total	$662	$—
EBITDA excluding certain items by operating segment
Agricultural Sciences	$409	$506
Consumer Solutions	286	259
Infrastructure Solutions	295	268
Performance Materials & Chemicals	535	514
Performance Plastics	985	966
Corporate	(109)	(117)
Total	$2,401	$2,396
Continued

The Dow Chemical Company and Subsidiaries
Operating Segments (Continued)

	Three Months Ended
In millions (Unaudited)	Mar 31, 2015	Mar 31, 2014
Equity in earnings (losses) of nonconsolidated affiliates by operating segment (included in EBITDA)
Agricultural Sciences	$—	$—
Consumer Solutions	20	30
Infrastructure Solutions	76	71
Performance Materials & Chemicals	55	91
Performance Plastics	23	68
Corporate	(6)	(9)
Total	$168	$251

(1)
The Company uses EBITDA (which Dow defines as earnings (i.e., "Net Income") before interest, income taxes, depreciation and amortization) as its measure of profit/loss for segment reporting purposes. EBITDA by operating segment includes all operating items relating to the businesses, except depreciation and amortization; items that principally apply to the Company as a whole are assigned to Corporate. A reconciliation of EBITDA to "Net Income Available for The Dow Chemical Company Common Stockholders" is provided below.

Reconciliation of EBITDA to "Net Income Available for The Dow Chemical Company Common Stockholders"	Three Months Ended
In millions (Unaudited)	Mar 31, 2015	Mar 31, 2014
EBITDA	$3,063	$2,396
- Depreciation and amortization	634	672
+ Interest income	17	13
- Interest expense and amortization of debt discount	241	246
Income Before Income Taxes	$2,205	$1,491
- Provision for income taxes	686	425
- Net income attributable to noncontrolling interests	41	17
- Preferred stock dividends	85	85
Net Income Available for The Dow Chemical Company Common Stockholders	$1,393	$964

(2)	See Supplemental Information for a description of certain items affecting results in 2015 and 2014.

The Dow Chemical Company and Subsidiaries
Sales by Geographic Area

	Three Months Ended
In millions (Unaudited)	Mar 31, 2015	Mar 31, 2014
North America	$4,770	$5,363
Europe, Middle East, Africa and India	3,974	5,215
Asia Pacific	2,048	2,187
Latin America	1,578	1,696
Total	$12,370	$14,461

Sales Volume and Price by Operating Segment and Geographic Area

	Three Months Ended
	Mar 31, 2015
Percentage change from prior year	Volume	Price	Total
Agricultural Sciences	(5)%	(7)%	(12)%
Consumer Solutions	5	(6)	(1)
Infrastructure Solutions	—	(10)	(10)
Performance Materials & Chemicals	3	(13)	(10)
Performance Plastics	2	(25)	(23)
Total	1%	(15)%	(14)%
North America	—%	(11)%	(11)%
Europe, Middle East, Africa and India	—	(24)	(24)
Asia Pacific	3	(9)	(6)
Latin America	3	(10)	(7)
Total	1%	(15)%	(14)%
Developed geographies	(1)%	(17)%	(18)%
Emerging geographies (1)	5	(11)	(6)
Total	1%	(15)%	(14)%

Sales Volume and Price by Operating Segment and Geographic Area,
Excluding Divestitures (2) and Hydrocarbons and Energy

	Three Months Ended
	Mar 31, 2015
Percentage change from prior year	Volume	Price	Total
Agricultural Sciences	(5)%	(7)%	(12)%
Consumer Solutions	5	(6)	(1)
Infrastructure Solutions	—	(10)	(10)
Performance Materials & Chemicals	5	(13)	(8)
Performance Plastics	6	(17)	(11)
Total	3%	(12)%	(9)%
North America	1%	(8)%	(7)%
Europe, Middle East, Africa and India	3	(19)	(16)
Asia Pacific	4	(10)	(6)
Latin America	3	(9)	(6)
Total	3%	(12)%	(9)%
Developed geographies	1%	(12)%	(11)%
Emerging geographies (1)	5	(11)	(6)
Total	3%	(12)%	(9)%

(1)	Emerging geographies includes Eastern Europe, Middle East, Africa, India, Latin America and Asia Pacific excluding Australia, Japan and New Zealand.

(2)	Excludes sales of ANGUS Chemical Company, divested on February 2, 2015, and sales of the global Sodium Borohydride business, divested on January 30, 2015.

Supplemental Information

Description of Certain Items Affecting Results
The following table summarizes the impact of certain items recorded in the three-month periods ended March 31, 2015 and March 31, 2014:

Certain Items Impacting Results	Pretax Impact (1)		Net Income (2)		EPS - Diluted (3) (4)
	Three Months Ended		Three Months Ended		Three Months Ended
In millions, except per share amounts (Unaudited)	Mar 31, 2015	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014	Mar 31, 2015	Mar 31, 2014
Operating Results - adjusted to exclude certain items (non-GAAP measures)			$974	$964	$0.84	$0.79
Certain items:
Gain on divestiture of ANGUS Chemical	$670	$—	$451	$—	$0.39	$—
Divestiture of the Sodium Borohydride business	18	—	(9)	—	(0.01)	—
Chlorine value chain separation costs	(26)	—	(23)	—	(0.02)	—
Total certain items	$662	$—	$419	$—	$0.36	$—
Reported GAAP Amounts			$1,393	$964	$1.20	$0.79
Dilutive effect of assumed preferred stock conversion into shares of common stock					$(0.02)	N/A
Reported GAAP Amounts (5) (6)			$1,393	$964	$1.18	$0.79

(1)	Impact on "Income Before Income Taxes."

(2)	"Net Income Available for The Dow Chemical Company Common Stockholders."

(3)	"Earnings per common share - diluted."

(4)
For the three-month period ended March 31, 2015, conversion of the Company's Cumulative Convertible Perpetual Preferred Stock, Series A ("Preferred Stock") into shares of the Company's common stock was excluded from the calculation of "Diluted earnings per share adjusted to exclude certain items" as well as the earnings per share impact of certain items because the effect of including them would have been antidilutive.

(5)
For the three-month period ended March 31, 2015, an assumed conversion of the Company's Preferred Stock into shares of the Company's common stock was included in the calculation of diluted earnings per share (reported GAAP amount).

(6)
The Company used "Net Income Attributable to The Dow Chemical Company" when calculating diluted earnings per share (reported GAAP amount) for the three-month period ended March 31, 2015, as it excludes preferred dividends of $85 million.

The following table presents diluted share counts for the three-month periods ended March 31, 2015 and March 31, 2014, including the effect of an assumed conversion of the Company's Cumulative Convertible Perpetual Preferred Stock, Series A into shares of the Company's common stock:

Common Shares - Diluted	Three Months Ended
In millions	Mar 31, 2015	Mar 31, 2014
Share count - diluted, excluding preferred stock conversion to common shares	1,149.9	1,207.7
Potential common shares from assumed conversion of preferred stock, included in reported GAAP EPS calculation	96.8	N/A
Share count - diluted, including assumed preferred stock conversion to common shares	1,246.7	N/A

Results in the first quarter of 2015 were impacted by the following items:

•
Pretax gain of $670 million on the February 2, 2015, divestiture of ANGUS Chemical Company, included in "Sundry income (expense) - net" in the consolidated statements of income and reflected in Performance Materials & Chemicals.

•
Pretax gain of $18 million (after-tax loss of $9 million) on the January 30, 2015, divestiture of the Sodium Borohydride business. The pretax gain was included in "Sundry income (expense) - net" in the consolidated statements of income and reflected in Performance Materials & Chemicals.

•
Pretax charge of $26 million for nonrecurring transaction costs associated with the planned separation of a significant portion of the Company’s chlorine value chain ("Chlorine value chain separation costs"), consisting primarily of financial and professional advisory fees, legal fees and information systems infrastructure costs. The charges were included in "Sundry income (expense) - net" in the consolidated statements of income and reflected in Corporate.